As Filed With the Securities and Exchange Commission on January 11, 2007
                                                     Registration No. 333-______
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1933

                              Madrona Ventures Inc.
                 (Name of Small Business Issuer in Its Charter)

           NEVADA                                 1000                                N/A
(State or Other Jurisdiction of        (Primary Standard Industrial             (I.R.S. Employer
Incorporation or Organization)          Classification Code Number)            Identification No.)

          102-5212 48th Street
   Red Deer, Alberta, Canada T4N 7C3                         (403) 770-8095
(Address of principal Executive Offices)                (Telephone & Fax Number)

        Empire Stock Transfer
   2470 St. Rose Parkway, Suite 304
       Henderson, NV  89074                    (702) 818-5898     (702) 974-1444
(Name and Address of Agent for Service)      (Telephone Number)     (Fax Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share (2)      Price (3)         Fee (1)
--------------------------------------------------------------------------------
Common Stock
Shares              1,525,000           $0.25         $381,250          $40.79
================================================================================
(1)  Registration Fee has been paid via Fedwire.
(2) This is the initial offering and no current trading market exists for our common stock. The average price paid for the currently issued and outstanding common stock was $0.01 per share.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS
                              MADRONA VENTURES INC.
               1,525,000 SHARES OF COMMON STOCK AT $.25 PER SHARE


The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Madrona Ventures Inc. will not receive any proceeds from the sale of shares by the selling shareholders.

Our common stock is presently not traded on any market or securities exchange.

The sales price to the public was set by the selling shareholders at $0.25 per share for a total of $381,250. The price of $0.25 per share is a fixed price until the shares are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

INVESTORS IN THE COMMON STOCK SHOULD HAVE THE ABILITY TO LOSE THEIR ENTIRE INVESTMENT SINCE AN INVESTMENT IN THE COMMON STOCK IS SPECULATIVE AND SUBJECT TO MANY RISKS, INCLUDING THE QUESTION AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN AND OUR NEED TO RAISE OPERATING CAPITAL. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 4.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

SUMMARY                                                                     3
OFFERING                                                                    3
RISK FACTORS                                                                4
FORWARD LOOKING STATEMENTS                                                  7
USE OF PROCEEDS                                                             7
DETERMINATION OF OFFERING PRICE                                             7
DIVIDEND POLICY                                                             7
SELLING SHAREHOLDERS                                                        7
PLAN OF DISTRIBUTION                                                        9
LEGAL PROCEEDINGS                                                          10
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS               10
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT             12
DESCRIPTION OF SECURITIES                                                  12
INTEREST OF NAMED EXPERTS AND COUNSEL                                      12
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES                                                           13
ORGANIZATION WITHIN LAST FIVE YEARS                                        13
DESCRIPTION OF OUR BUSINESS                                                13
  Glossary                                                                 13
  General Information                                                      14
  Competition                                                              20
  Compliance with Government Regulation                                    20
  Patents and Trademarks                                                   21
  Need for Any government Approval of Principal Products                   21
  Research and Development Activities                                      21
  Employees and Employment Agreements                                      21
  Reports to Security Holders                                              21
PLAN OF OPERATION                                                          21
DESCRIPTION OF PROPERTY                                                    28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             28
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                   29
EXECUTIVE COMPENSATION                                                     30
FINANCIAL STATEMENTS                                                       31
CHANGES IN & DISAGREEMENTS WITH ACCOUNTANTS                                31

                                     SUMMARY

You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this registration statement. In this document, unless the context otherwise denotes, references to "we", "us", "our", "Madrona" and "Madrona Ventures" are to Madrona Ventures Inc.

Madrona Ventures Inc. was incorporated in Nevada on June 21, 2005 to engage in the acquisition, exploration and development of natural resource properties. We are an exploration stage company with no revenues and limited operating history. The principal executive offices are located at 102-5212 48th Street, Red Deer, Alberta, Canada T4N 7C3. The telephone number is (403)770-8095.

We received our initial funding of $5,000 through the sale of common stock to our directors in February, 2006 (5,000,000 shares at $0.001) and to investors from the period of March, 2006 through May, 2006. In March 2006 we offered and sold 1,300,000 common stock shares at $0.01 per share to 16 non-affiliated private investors for proceeds of $13,000. In April 2006 we offered and sold 75,000 common stock shares at $0.10 per share to 15 non-affiliated private investors for proceeds of $7,500. In May 2006 we offered and sold 150,000 common stock shares at $0.20 per share to 3 non-affiliated private investors for proceeds of $30,000.

From inception until the date of this filing we have had limited operating activities. Our audited financial statements for the period ended October 31, 2006 report no revenues and a net loss of $40,488. Our independent auditors have issued an audit opinion for Madrona which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our mineral claim has been staked and we hired a professional geologist to prepare a geological report. We have not yet commenced any exploration activities on the claim. Our property, known as the Telluric Gold Property may not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claim to production.

                                    OFFERING

Securities Being Offered      Up to 1,525,000 shares of common stock. The
                              securities being offered are those of the existing shareholders only.

Price per share               $0.25 as determined by the selling shareholders.
                              The price of $0.25 per share is a fixed price until the securities are listed on the OTC
                              Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

Securities Issued
And Outstanding               6,525,000 shares of common stock were issued and
                              outstanding as of the date of this prospectus.

Use of Proceeds               We will not receive any proceeds from the sale of
                              the common stock by the selling shareholders.

Plan of Distribution          We are unaware of the nature and timing of any
                              future sales of our common stock by existing security shareholders.

                                  RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe to be all the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

WE ARE AN EXPLORATION STAGE COMPANY BUT HAVE NOT YET COMMENCED EXPLORATION ACTIVITIES ON OUR CLAIM. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

     We have not yet commenced exploration on the Telluric Gold Property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on June 21, 2005 and to date have been involved primarily in organizational activities and the acquisition of the mineral claim. We have not earned any revenues as of the date of this registration statement. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development and production of minerals from the claim, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

OUR INDEPENDENT AUDITOR HAS ISSUED AN AUDIT OPINION FOR MADRONA VENTURES INC. WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN.

     As described in Note 1 of our accompanying financial statements, our lack of operations and any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited operations and revenues.

BECAUSE MANAGEMENT HAS NO EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

     Our management has no professional training or technical credentials in the field of geology. As a result, they may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. Their decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

THERE IS THE RISK THAT OUR PROPERTY DOES NOT CONTAIN ANY KNOWN BODIES OF ORE RESULTING IN ANY FUNDS SPENT ON EXPLORATION BEING LOST.

     There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of minerals. We have a geological report and the claim has been staked per British Columbia regulations.

     However; there is the possibility that our claim does not contain any reserves, resulting in any funds spent on exploration being lost.

BECAUSE WE HAVE NOT SURVEYED THE CLAIM, WE MAY DISCOVER MINERALIZATION ON THE CLAIM THAT IS NOT WITHIN OUR CLAIM BOUNDARIES.

     While we have conducted a mineral claim title search, this should not be construed as a guarantee of claim boundaries. Until the claim is surveyed, the precise location of the boundaries of the claim may be in doubt. If we discover mineralization that is close to the claim boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract those minerals.

IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON OUR MINERAL PROPERTY, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY ADVANCE THE MINERAL CLAIMS INTO COMMERCIAL PRODUCTION.

     If our exploration program is successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the claim into commercial production. Obtaining additional financing would be subject to a number of factors, including the market price for the minerals, investor acceptance of our claims and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. We may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible and you may lose any investment you make in this offering.

IF ACCESS TO OUR MINERAL CLAIM IS RESTRICTED BY INCLEMENT WEATHER, WE MAY BE DELAYED IN OUR EXPLORATION AND ANY FUTURE MINING EFFORTS.

     It is possible that snow or rain could cause the mining roads providing access to our claim to become impassable. The area where the claim is located experiences significant precipitation, most of it snow in the wintertime. Winters generally last from November through mid-March. If the roads are impassable we would be delayed in our exploration timetable.

GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES MAY INCREASE COSTS AND OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

     There are several governmental regulations that materially restrict mineral claim exploration and development. Under Canadian mining law, engaging in certain types of exploration requires work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our initial exploration phase, if we identify exploitable minerals and proceed to excavation operations on the claim, we will incur regulatory compliance costs based upon the size and scope of our operations. In addition, new regulations could increase our costs of doing business and prevent us from exploring for and the exploitation of ore deposits. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE OUR CURRENT OFFICERS AND DIRECTORS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

     Mssrs. Baglole and Shaw, our officers and directors, currently devote approximately 5-7 hours per week providing management services to us. While they presently possess adequate time to attend to our interests, it is possible that the demands on them from their other obligations could increase, with the result that they would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

THERE IS NO CURRENT PUBLIC MARKET FOR OUR SECURITIES. WE HAVE NO CURRENT PUBLIC OFFERING AND NO PROPOSED PUBLIC OFFERING OF OUR EQUITY. AS OUR STOCK IS NOT PUBLICLY TRADED, INVESTORS SHOULD BE AWARE THEY PROBABLY WILL BE UNABLE TO SELL THEIR SHARES AND THEIR INVESTMENT IN OUR SECURITIES IS NOT LIQUID.

     We are not registered on any public stock exchange; however, we plan to contact a market maker to obtain a listing for trading on the OTC Electronic Bulletin Board. We do not know when we will be able to contact the market maker, and there is no guarantee of trading volume or trading price levels sufficient for investors to sell their stock, recover their investment in our stock, or profit from the sale of their stock.

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

     Our shares are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for our shareholders to resell any shares, if at all.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

     We plan to contact a market maker immediately following the effectiveness of this registration statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require cash to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to remain in compliance it may be difficult for our shareholders to resell any shares, if at all.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The shareholders set the offering price of the common stock at $0.25 per share. The shareholders set the offering price of the common stock at $0.25 per share. The shareholders arbitrarily set the offering price based upon their collective judgment as to a price per share they were willing to accept. The price of $0.25 per share is a fixed price until the securities are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

                                 DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 1,525,000 shares of common stock offered. The shares include the following:

     1. 6,525,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration pursuant to Section 4(2) as amended of the Securities Act of 1933 and completed in May, 2006.

The following table provides as of the date of this registration statement, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   The number of shares owned by each prior to this offering;
     2.   The total number of shares that are to be offered for each;
     3. The total number of shares that will be owned by each upon completion of the offering;
     4.   The percentage owned by each; and
     5. The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 6,525,000 shares outstanding on October 31, 2006.

                             Shares         Total of        Total       Percent
                           Owned Prior      Shares         Shares        Owned
     Name of                To This         Offered         After        After
Selling Shareholder         Offering        For Sale      Offering     Offering
-------------------         --------        --------      --------     --------
John Andrews                 50,000          50,000           0            0
Mike Andrews                100,000         100,000           0            0
Claude Blais                  5,000           5,000           0            0
Blair Brown                   5,000           5,000           0            0
Orville Burns                 5,000           5,000           0            0
Jen Davie                     5,000           5,000           0            0
Shannon Devlin               50,000          50,000           0            0
Peter Fry                   100,000         100,000           0            0
Kathy Fuller                100,000         100,000           0            0
D. Gibbon                    50,000          50,000           0            0
Craig Grimes                  5,000           5,000           0            0
David Hanson                 50,000          50,000           0            0
Wally Henderson             100,000         100,000           0            0
Martin Holmes                 5,000           5,000           0            0
Ben Jones                    50,000          50,000           0            0
Kevin Jones                 100,000         100,000           0            0
Peter Keay                    5,000           5,000           0            0
Jim Kelly                    50,000          50,000           0            0
Bruce Kenset                  5,000           5,000           0            0
Sean Killick                100,000         100,000           0            0
Terry Matthews               50,000          50,000           0            0
Cathy McDonald                5,000           5,000           0            0
Len McNabb                    5,000           5,000           0            0
Norman Mitchell               5,000           5,000           0            0
Dave Moran                  100,000         100,000           0            0
Kristen Nelson                5,000           5,000           0            0
Jessica Pittman              50,000          50,000           0            0
Joe Singh                   100,000         100,000           0            0
Derk Stevens                  5,000           5,000           0            0
Mark Tanner                  50,000          50,000           0            0
Andy Taylor                   5,000           5,000           0            0
Cris Thomos                 100,000         100,000           0            0
Leslie Welton                 5,000           5,000           0            0
Glenn Wong                  100,000         100,000           0            0

To our knowledge, none of the selling shareholders:

     1. Has had a material relationship with Madrona other than as a shareholder as noted above at any time within the past three years;

     2.   Has ever been an officer or director of Madrona; or
     3.   Are broker-dealers or affiliated with broker-dealers.

                              PLAN OF DISTRIBUTION

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions:

     1. on such public markets or exchanges as the common stock may from time to time be trading;
     2.   in privately negotiated transactions; or
     3.   in any combination of these methods of distribution.

The sales price to the public has been determined by the shareholders to be $0.25. The price of $0.25 per share is a fixed price until the securities are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and re-sales by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers. We will apply to have our shares of common stock registered on the OTC Bulletin Board immediately after the date of this prospectus. We anticipate once the shares are trading on the OTC Bulletin Board the selling shareholders will sell their shares directly into any market created. Selling shareholders will offer their shares at a fixed price of $0.25 per share until the common stock is trading on the OTC Bulletin Board at which time the prices the selling shareholders will receive will be determined by the market conditions. Selling shareholders may also sell in private transactions. We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions. We do not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling shareholders will be borne by them. The selling shareholders will, and any broker-broker dealer or agent that participates with the selling shareholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. In the event any selling shareholder engages a broker-dealer to distribute its shares, and the broker-dealer is acting as underwriter, we will be required to file a post effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of un-legended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of our common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase our common stock.

If we become listed for trading on the OTC Electronic Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock."

The Securities and Exchange Commission Rule 15g-9 establishes the definition of a "penny stock", for the purposes relevant to Madrona Ventures, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade. The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock. We will use our best efforts to update the registration statement and maintain its effectiveness for one year.

                                LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The officers and directors of Madrona Ventures Inc., whose one year terms will expire on 07/01/07, or at such a time as their successor(s) shall be elected and qualified are as follows:

Name & Address           Age      Position    Date First Elected    Term Expires
--------------           ---      --------    ------------------    ------------
Reese Baglole            27      President,        6/21/05           07/01/07
102-5212 48th Street             Secretary,
Red Deer, Alberta                Treasurer,
Canada T4N 7C3                   CFO, CEO &
                                 Director

Dave Shaw                59      Director          6/21/05           07/01/07
332-118 Wyse Road
Dartmouth, Nova Scotia
Canada B3A 1N7

The persons named above are promoters of Madrona Ventures Inc., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Our directors currently devote as much time as the board of directors deems necessary to manage the affairs of the company.

Neither of our officers and directors has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting them from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

Neither has been convicted in any criminal proceeding (excluding traffic violations) and are not the subject of a criminal proceeding which is currently pending.

RESUMES

REESE BAGLOLE has been President, CEO, Treasurer, CFO, Secretary and Director of the Company since inception.

From 2001 to the present he has been employed by Esco, Ltd. as a welder. Esco, Ltd. is a offshore drilling rig company.

1996 Graduate of Hugh Sutherland High School in Carstair, Alberta, Canada.

DAVE SHAW has been Director of the Company since inception.

From 2003 to the present he has been retired. The 10 years prior to retirement Mr. Shaw was employed as a welder and pipe fitter for Petro Canada, a petroleum supply company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Madrona Ventures Inc. voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

    Name of                         No. of            Percentage
Beneficial Owner(1)                 Shares           of Ownership:
-------------------                 ------           -------------
Reese Baglole                      2,500,000              25%

Dave Shaw                          2,500,000              25%

Officers and Directors
 as a Group                        5,000,000              50%

----------
(1) The persons named may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $.001. The holders of common stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, By-Laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the company's directors. After this Offering is completed, the present stockholder will own 50% of the outstanding shares. (See "Principal Stockholders".)

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the company.

Our financial statements for the period from inception to the year ended July 31, 2006 and the 3 months ended October 31, 2006, included in this prospectus, have been audited by Dale Matheson Carr-Hilton LaBonte LLP, "DMCL" Chartered Accountants, Suite 1500 - 1140 West Pender Street, Vancouver, BC Canada V6E4G1. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

The Law Office of Daniel C. Masters, 4490 Philbrook Square, San Diego, California 92130 has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

Andre M. Pauwels, P. Geo., 4900 Mariposa Court, Richmond, B.C. Canada V7C 2J9, has provided us with the geology report contained herein.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS

Madrona Ventures Inc. was incorporated in Nevada on June 21, 2005 to engage in the business of acquisition, exploration and development of natural resource properties. At that time Reese Baglole and Dave Shaw were named officers and directors of the company and the Board of Directors voted to seek capital and begin development of our business plan. We received our initial funding of $5,000 through the sale of common stock to Mr. Baglole and Mr. Shaw who each purchased 2,500,000 shares of our Common Stock at $0.001 per share in February 2006.

                             DESCRIPTION OF BUSINESS

We are an exploration stage company with no revenues and a limited operating history. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report that has been included as Exhibit 99.1 to this prospectus.

There is the likelihood of our mineral claim containing little or no economic mineralization. The Telluric Gold Property, consisting of 2 Mineral Title Submissions containing 40 cells totaling 1,099 acres, is the only property currently in the company's portfolio. If our claim does not contain any reserves all funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

                                    GLOSSARY

Andesitic to basaltic composition -    a range of rock descriptions using the
                                       chemical make-up or mineral norms of the same.

Formation -                            the fundamental unit of similar rock
                                       assemblages used in stratigraphy.

Intermontane belt -                    between mountains (ranges), a usually
                                       longer than wide depression occurring
                                       between enclosing mountain ranges that
                                       supply erosional material to infill the
                                       basin.

Mineral tenure of British Columbia -   the rights, privileges and obligations
                                       specified, by the acquisition of mineral tenure, in the Mineral Tenure Act of the Province. Specifics of what a mineral tenure holder can, cannot and must do to hold mineral title in British Columbia, Canada. Since B.C. is a Provincial jurisdiction mineral tenure lies with the province unless federal jurisdiction is encroached, i.e. fisheries or if the mineral activity takes place in a federal territory, i.e. Nunavit. Also a federally chartered company may have to use
                                       Canadian (federal) rules and regulations.

Upper Triassic age Nicola Group -      upper Triassic refers to rock units of
                                       similar age within the range of 213 -248 million year, before the present. Age descriptions often use the adjectives, lower-middle-upper to further define the position of age. To constitute a group it must be composed of at least two formations.

GENERAL INFORMATION

The one property in our portfolio is the Telluric Gold Property, consisting of 1,099 acres, included within 40 cells. The claims were staked using the British Columbia Mineral Titles Online computer Internet system and assigned Tenure No. 518818 and 518828 and are good to August 8, 2008.

The mineral claim property is located in South Central British Columbia, Canada, 60 km north-northwest of the City of Kamloops on NTS Sheet 92P (Latitude: 51(0) 39' 12"N and Longitude: 122(0) 33' 10" W). The property can be reached by road from Kamloops by following paved Highway 1 west to 8 km west of the Community of Savona and then north for 48 km along the Deadman River road to the Vidette Lake Resort. One km past the Vidette Lake Resort, a ranch road branching north, gives access to the B.C. Forest Service 3300 logging road. The property itself is along the 3800 road, a southerly branch of the 3300 road. Total driving distance from the Vidette Lake resort is 17.5 km. The nearest community with some basic services is Savona, a town situated along the Trans-Canada Highway. The city of Kamloops offers much of the necessary infrastructure required to base and carry-out an exploration program (accommodations, communications, equipment and supplies). Kamloops, B.C. is highway accessible from Vancouver, B.C. in a few hours by traveling over the Coquihalla Highway. The property is situated on the Fraser plateau, an area with gentle relief, but incised by the Deadman River. Elevations on the property vary from 1180 to 1380 m above sea level. Vegetation consists mainly of lodge pole pine and douglas fir. The climate is characterised by hot and dry summers and cold but wetter winters. Most precipitation falls in the form of snow during the wintertime. Snow cover prevails from mid November until mid April.

The claim has had no known mineral exploration. We have not carried out any exploration work on the claim and have incurred no exploration costs. The future cost of exploration work on the property is disclosed in detail in the Plan of Operation section of this prospectus.

There is not a plant or any equipment currently located on the property.

It is expected that the initial exploration phase will be supported by generators. Water required for exploration and development of the claim is available from several creeks and fresh water lakes located in the area.

It is concluded by our geologist that the claims are prospective for gold in quartz veins. It is proposed to explore the area with geochemical methods. It is recommended to do detailed and systematic bark sampling in the area. Biogeochemical sampling has some potential to negate the effects of the glacial cover especially if the cover does not exceed more than a few meters. Specifically it is recommended to:

     1. Establish a grid over a 1000 by 500 m area and centred on the Telluric Shaft. Lines should be oriented N25E across the strike of the known Telluric vein, extend 250m to the NE and 250m to the southwest. Trees are to be sampled at 25 m intervals west of the shaft, where overburden prevails and at 50 m intervals east of the shaft where the shear zone/vein is intermittently exposed over 150 m of strike.

     2. Establish a grid over a 500 by 500m area around the Moon showing. Lines to be oriented north-south and spaced 100 meters apart. Trees to be sampled at 50 m intervals along lines.
     3. If positive results are found from the bark sampling, a program of trenching with a backhoe of all areas with high gold in bark is recommended

The cost of the proposed program is $6,952 (USD) for the initial phase of exploration work, $5,417 for the 2nd phase and $16,996 for the 3rd phase. We plan to commence Phase 1 of the exploration program in the spring of 2007.

The discussions contained herein are management's estimates based on information provided by the professional geologist who prepared the geology report for the project. Because we have not commenced our exploration program we cannot provide a more detailed discussion of our plans if we find a viable store of minerals on our property, as there is no guarantee that exploitable mineralization will be found, the quantity or type of minerals if they are found and the extraction process that will be required.

ACQUISITION OF THE MINERAL CLAIM

The Telluric Gold Property is assigned Tenure Numbers 518818 and 518828 and is recorded in the name Andre Pauwels, the professional geologist. The claim was staked by Mr. Pauwels on behalf of J. Lunshof on September 6, 2005. On March 15, 2006 Andre Pauwels, through a bill of sale, transferred his 100 % interest in the claims to J. Lunshof. On May 1, 2006, J. Lunshof in turn sold a 100% interest in the mineral claim to MADRONA VENTURES INC. All of the area of the mineral claims is unencumbered Crown Land. The claim is in good standing to August 8, 2008.

REQUIREMENTS OR CONDITIONS FOR RETENTION OF TITLE

Title to the property has already been granted to the company. The claim was staked using the British Columbia Mineral Titles Online computer Internet system. All claims staked in British Columbia require $0.40 per hectare worth of assessment work to be undertaken in year 1 through 3, followed by $0.80 per hectare per year thereafter. In order to retain title to the property exploration work costs must be recorded and filed with the British Columbia Department of Energy Mines and Petroleum Resources ("BCDM"). The BCDM charges a filing fee, equal to 10% of the value of the work recorded, to record the work.

LOCATION, ACCESS, CLIMATE, LOCAL RESOURCES & INFRASTRUCTURE

The property is situated in South Central British Columbia; 60 km north-northwest of the City of Williams Lake. The property can be reached by road from Kamloops by following paved Highway 1 west to 8 km west of the Community of Savona and then north for 48 km along the Deadman River road to the Vidette Lake Resort. One km past the Vidette Lake Resort, a ranch road branching north, gives access to the B.C. Forest Service 3300 logging road. The property itself is along the 3800 road, a southerly branch of the 3300 road. Total driving distance from the Vidette Lake resort is 17.5 km.

The nearest community with some basic services is Savona, a town situated along the Trans-Canada Highway. The City of Kamloops is a regional population centre with many services and amenities for industrial, educational and leisure activities.

                    [MAP SHOWING THE TELLURIC GOLD LOCATION]








The property is situated on the Fraser plateau, an area with gentle relief, but incised by the Deadman River. Elevations on the property vary from 1180 to 1380 m above sea level. Vegetation consists mainly of lodge pole pine and Douglas fir. The climate is characterised by hot and dry summers and cold but wetter winters. Most precipitation falls in the form of snow during the wintertime. Snow cover prevails from mid November until mid April.

              [MAP SHOWING THE TELLURIC GOLD PROJECT ACCESS ROADS]








HISTORY

The general area, as most of British Columbia, is covered by regional stream sediment surveys, systematic wide spaced aeromagnetic coverage and regional geological mapping. These data were generated by the Geological Survey of Canada and/or the BC Geological survey. From Historic records two gold showings are known on the property: Telluric and Moon. The Telluric gold showing was discovered in the early thirties and was described in some detail by a B.C. government agent in 1936. Work at that time, consisting of a 15 m deep shaft and some drifting along a shearrzone with goldbearing quartz veins, was done by the same company that was mining at the Vidette Lake gold mine located 15 km to the west of Telluric. Production at Telluric, if any, can only have been very small considering the small volume of waste piles. Work on the property apparently ceased when the Vidette Gold mine closed in 1930's

In 1987-89 the Telluric property was owned by M. Dickens and exploration work consisted of prospecting and a small VLF-EM and ground magnetic survey. Prospecting indicated that the area to the east of the shaft has some outcrop of mafic volcanic with indications of the vein/shear zone in old trenches. However no outcrop was found along the possible western extension of the vein/shearzone. The VLF/magnetic survey was centered on the shaft but no conductivity or magnetic signature was found to be associated with the shear zone.

Very little documentation is available on the Moon gold showing, located 2km south of the Telluric showing. The only report is a mention in 1936 of a small sample of quartz from a blast pit that assayed 0.02 oz/t of gold.

GEOLOGICAL SETTING

Regional and Local Geology

The main geological information for the area is mapping on a 1/250,000 scale by the Geological Survey of Canada. These geological data are reproduced, in slightly modified form, on the BC Geological survey's website:
(http://www.em.gov.bc.ca/Mining/Geolsurv/MapPlace/).

The property is situated in the intermontane morpho-geological belt of South Central British Columbia. In general this belt, that runs parallel to the general north-westerly trend of the Cordillera through the whole length of British Columbia, is composed of volcanic and sedimentary rock ranging in age from Devonian to Recent and has early Mesozoic to early Tertiary granitic intrusions. Locally the oldest rocks are basaltic and andesitic rocks of the Upper Triassic Nicola Group intruded by granodiorites of Triassic or Jurassic age and belonging to the Thuya Batholith. These Mesozoic rocks occur as erosional windows in a regionally persistent cover of Miocene to Pliocene continental Basalt flows and coarse continental sediments of the Chilcotin Group. The area has been subject to glaciation and glacial till mantles most of the older rock formations.

No detailed geological work has been done in the area apart from some prospecting in the immediate vicinity of the Telluric gold showing (Dickens
1987) and the description, dating from 1936, of a short drift and some test pits on the Telluric showing. At Telluric gold is found in a narrow quartz veins that occur within a 1 m wide shear zone in mafic volcanic rock that are attributed to the Upper Triassic Nicola Group. The workings consist of a 15 m deep shaft that gives access to a 7 m crosscut and a 40.2 meter long drift developed along the shear zone and vein. The shear zone and vein are reported to strike 65 to 70 degrees northeast and dip steeply to the northeast. The best value reported underground in 1936 in quartz was 0.3 oz/t Au over 8 inches. Surface pits indicate that the shear zone appears to be continuous over 150 m to the east-southeast of the Telluric shaft. Assays reported in 1936 from surface pits were 0.2 oz/t over 18 inches and 0.1 oz/t Au over 18 inches. Small amounts of sphalerite, chalcopyrite and tretrahedrite were also reported.

The area of the Moon showing also appears to be underlain by basic volcanic rocks and is generally lacking in outcrop.

                    [MAP SHOWING TELLURIC GOLD AREA GEOLOGY]







PROPERTY MINERALIZATION

The area of the claims is prospective for gold in quartz veins. Results to date indicate a 150 m long rather narrow shear zone with gold bearing quartz at the Telluric showing and a single indication of gold in quartz at the Moon showing, which is located 2 km south southwest of the Telluric showing. The shear and vein occur in metamorphic basic volcanic rocks. Past prospecting indicated that most of the area is covered by glacial drift. It was then noted that the area to the west of the Telluric showing was entirely drift covered. Limited VLF-EM and magnetic surveys were not found to be useful in tracing the shear zone with gold bearing quartz. No follow-up work has been reported on the Moon gold showing and no geochemical sampling has been reported on either showing. It is concluded that the claims are prospective for gold in quartz veins.

COMPETITION

We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the claim. Readily available commodities markets exist in Canada and around the world for the sale of minerals. Therefore, we will likely be able to sell any minerals that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

The initial steps of exploration can be carried out without permitting or notification to any government body as it is deemed "low-disturbance/low-impact" by the British Columbia Department of Energy Mines and Petroleum Resources
(BCDM).

With respect to the mechanized trenching or diamond drilling a plan of operation will need to be filed with the BCDM. This plan will detail the extent, location and amount of surface disturbance for the trenching and/or drilling. As the amount of trenching and drilling (initially) will be limited, the permit should be issued within 30 days. We will be required to obtain a refundable bond in the amount of $2,000 - $3,000 (depending on the anticipated amount of disturbance). The bond is to ensure that we reclaim or repair the disturbance caused by the trenching and drilling. Usually this reclaiming work entails filling in and smoothing the surface at trenching sites, clean up and removal of any work material, and seeding native grass/plants at the site of any disturbance.

In the event that trees larger than 6 inches in diameter need to be cut down, a permit will need to be obtained from the BC Ministry of Forests. This usually takes less than 30 days to obtain. We will try to adjust the areas we work at and trench around larger trees to avoid any disturbance to larger trees. If the disturbance to larger trees is unavoidable then a permit to cut will be obtained.

There are nominal costs involved in obtaining the BCDM or Forestry permits (less than $100.00). The bond required by the BCDM is returned (with interest) upon proper clean up of the site. There will be costs for the crew and equipment required to fill in the trenches etc., but as heavy equipment is available locally, and the amount of disturbance is expected to be minimal, the costs will be most likely be less than $2,500.

All claims staked in British Columbia require $0.40 per hectare worth of assessment work to be undertaken in year 1 through 3, followed by $0.80 per hectare per year thereafter. In order to retain title to the property exploration work costs must be recorded and filed with the British Columbia Department of Energy Mines and Petroleum Resources ("BCDM"). The BCDM charges a filing fee, equal to 10% of the value of the work recorded, to record the work.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any of these applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

Our only employees are our officers, Reese Baglole and Dave Shaw who currently devote as much time as the board of directors determines is necessary to manage the affairs of the company. There are no formal employment agreements between the company and our current employees.

REPORTS TO SECURITIES HOLDERS

We will provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10K-SB annually and Form 10Q-SB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                PLAN OF OPERATION

Our current cash balance is $22,459. We believe our cash balance is sufficient to fund our level of operations until May 2007. If we experience a shortage of funds prior to funding we may utilize funds from our directors, however they have no formal commitment, arrangement or legal obligation to advance or loan funds to the company. We are an exploration stage company and have generated no revenue to date. We have sold $55,500 in equity securities to pay for our minimum level of operations.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach that point.

Our exploration target is to find exploitable minerals on our property. Our success depends on achieving that target. There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of minerals. There is the possibility that our claim does not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claim to production. We are unable to assure you we will be able to raise the additional funds necessary to implement any future exploration or extraction program even if mineralization is found.

Our plan of operation for the twelve months following the date of this prospectus is to complete the three phases of the exploration program on our claim consisting of detailed prospecting, mineralization mapping, Magnetometer, grid controlled surveys over the areas of interest, induced polarization survey over grid controlled anomalous areas of interest, hoe or bulldozer trenching, mapping and sampling of bedrock anomalies. In addition to the $29,365 we anticipate spending for Phases 1-3 of the exploration program as outlined below, we anticipate spending an additional $5,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations, and general administrative costs. Total expenditures over the next 12 months are therefore expected to be approximately $34,000. If we experience a shortage of funds prior to funding we may utilize funds from our directors, however they have no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

The following three phase exploration proposal and cost estimate is offered with the understanding that consecutive phases are contingent upon positive (encouraging) results being obtained from each preceding phase:

     1. Establish a grid over a 1000 by 500 m area and centred on the Telluric Shaft. Lines should be oriented N25E across the strike of the known Telluric vein, extend 250m to the NE and 250m to the southwest. Trees are to be sampled at 25 m intervals west of the shaft, where overburden prevails and at 50 m intervals east of the shaft where the shear zone/vein is intermittently exposed over 150 m of strike.
     2. Establish a grid over a 500 by 500m area around the Moon showing. Lines to be oriented north-south and spaced 100 meters apart. Trees to be sampled at 50 m intervals along lines.
     3. If positive results are found from the bark sampling, a program of trenching with a backhoe of all areas with high gold in bark is recommended

                                     BUDGETS
1  SAMPLING TELLURIC                                             $         US $
Travel                    2 man days                            600
Bark sampling             Technician 3 days                     600
Establishing Grid         Geologist 1 day/technician 1 day      600
Analysis                  150 samples @ $25 each               3750
Sample transport                                                100
Food Lodging              5 man-days $75 per day                375
Truck rental/gas                                                400
Report/drafting                                                1500
                                                       TOTAL   7925        6952
2 SAMPLING MOON
Travel                    2 man days                            600
Bark sampling             Technician 1 days                     200
Establishing Grid         Geologist 1 day/technician 1 day      600
Analysis                  60samples @ $25 each                 3750
Sample transport                                                 50
Food Lodging              3 man-days $75/day                    225
Truck rental/gas                                                250
Report/drafting                                                 500
                                                       TOTAL   6175        5417
3  TRENCHING
Backhoe rental            5 days @ 600/day                     3000
Permitting                                                     4000
Mobe /Demobe                                                   3000
Supervision sampling      Geologist  5 days                    2500

Travel                    Geologist  2 days                    1000
Food and Lodging          5 days @ $75/day                      375
Truck rental /gas         7 days                                500
Report and drafting                                            1500
Analysis                                                       1500
Contingency                                                    2000
                                                       TOTAL  19375       16996
                                                                          29365



        [MAP SHOWING THE TELLURIC GOLD PROPERTY CLAIMS-ROADS-TOPOGRAPHY]

We plan to commence Phase 1 of the exploration program on the claim in the spring of 2007. We expect this phase to take 10 days to complete and an additional one to two months for the geologist to receive the results from the assay lab and prepare his report.

The above program costs are management's estimates based upon the recommendations of the professional geologist's report and the actual project costs may exceed our estimates. To date, we have not commenced exploration.

Following phase one of the exploration program, if it proves successful in identifying mineral deposits, we intend to proceed with phase two of our exploration program. The estimated this program will take approximately 12 days to complete and an additional one to two months for the geologist to receive the results from the assay lab and prepare his report.

Subject to the results of phase 1, we anticipate commencing the second phase of our exploration program in summer 2007. Subject to financing and the results of phases 1 and 2 we anticipate commencing with phase 3 in fall 2007 or spring 2008. We have a verbal agreement with Andre Pauwels, the professional geologist who prepared the geology report on the Telluric Gold Property, to retain his services for our planned exploration program. We will require additional funding to proceed with any subsequent work on the claim; we have no current plans on how to raise the additional funding. We cannot provide any assurance that we will be able to raise sufficient funds to proceed with any work after the first three phases of the exploration program.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must conduct the exploration of our properties before we start into production of any minerals we may find. We have no assurance that future financing will materialize. If that financing is not available to us for extraction if our exploration program is successful we may be unable to continue.

LIQUIDITY AND CAPITAL RESOURCES

Our current cash balance is $29,459. If the first three phases of our exploration program are successful in identifying mineral deposits we will attempt to raise the necessary funds to proceed with subsequent drilling and extraction. The sources of funding we may consider to fund this work include a second offering, a private placement of our securities or loans from our director or others.

Our directors have agreed to advance funds to pay the cost of reclamation of the property should exploitable minerals not be found and we abandon the three phases of our exploration program and there are no remaining funds in the company. While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We received our initial funding of $5,000 through the sale of common stock to our officers and directors, who purchased 5,000,000 shares of our common stock at $0.001 per share in February 2006 and to investors from the period of March, 2006 through May, 2006. In March 2006 we offered and sold 1,300,000 common stock shares at $0.01 per share to 16 non-affiliated private investors for proceeds of $13,000. In April 2006 we offered and sold 75,000 common stock shares at $0.10 per share to 15 non-affiliated private investors for proceeds of $7,500. In May 2006 we offered and sold 150,000 common stock shares at $0.20 per share to 3 non-affiliated private investors for proceeds of $30,000. From inception until the date of this filing we have had no operating activities. Our financial statements from inception (June 21, 2005) through the period ended October 31, 2006 report no revenues and a net loss of $40,488.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

EXPLORATION STAGE COMPANY

The Company complies with Financial Accounting Standards Board Statement ("FASB") No. 7 "Accounting and Reporting by Development Stage Enterprises" in its characterization of the Company as an exploration stage enterprise.

MINERAL INTERESTS

The Company has been in the exploration stage of its resource business since its formation on June 21, 2005 and has not realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mineral properties. Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. The recoverability of capitalized costs of mineral properties are presumed to be insupportable under FASB Statement No. 144 prior to determining the existence of a commercially mineable deposit, as contemplated by Industry Guide 7 for mining companies in the exploration stage. Further, the Company has considered the guidance under EITF 04-2 and has determined that capitalization of mineral property acquisition costs is inappropriate at the current stage of the Company's mineral property exploration activities. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property will be capitalized. Such costs will be amortized using the unit-of-production method over the estimated life of proven reserves. As of the date of these financial statements, the Company has incurred only exploration costs which have been charged to operations. To date the Company has not established any proven or probable reserves on its mineral properties.

The Company has adopted the provisions of Statement of Financial Accounting Standards ("SFAS') No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-term tangible assets arising from the acquisition, construction or development and for normal operations of such assets. As of July 31, 2006, any potential costs related to the retirement of the Company's mineral property interests have not been determined.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION

The financial statements are presented in United States dollars. In accordance with No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non monetary assets are translated at the exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash and accounts payable and accrued liabilities approximates its fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

ENVIRONMENTAL COSTS

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

INCOME TAXES

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

BASIC AND DILUTED LOSS PER SHARE

The Company computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants using the treasury method. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

STOCK-BASED COMPENSATION

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment", which replaced SFAS No. 123, "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees". In January 2005, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment", which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company has adopted the prospective method of SFAS No. 123R on August 1, 2005, the beginning of fiscal year 2006. As the Company had no outstanding stock options at August 1, 2005 no compensation expense was recorded.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, "FAIR VALUE MEASURES" ("SFAS No. 157"). This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be its fiscal year beginning August 31, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The Company does not expect that the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

                             DESCRIPTION OF PROPERTY

We do not currently own any property. We are currently utilizing space at the residence of our president at 102-5212 48th Street, Red Deer, Alberta Canada. We believe the current premises are sufficient for our needs at this time.

We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In February 2006, a total of 5,000,000 shares of Common Stock were issued to Reese Baglole and Dave Shaw in exchange for $5,000 US, or $.001 per share. All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by the officers and directors of the Company. (See "Principal Stockholders".)

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter
(OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Madrona Ventures Inc., and, anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus we have one shareholder of record. We have paid no cash dividends and have no outstanding options.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
     - contains a toll-free telephone number for inquiries on disciplinary actions;

     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REPORTS

We will become subject to certain filing requirements and will furnish annual financial reports to our stockholders, certified by our independent accountant, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

                             EXECUTIVE COMPENSATION

Our current officers receive no compensation. The current Board of Directors is comprised solely of Reese Baglole and Dave Shaw.

                           Summary Compensation Table

                                                 Other
Name &                                           Annual      Restricted                            All Other
Principal                                       Compen-        Stock         Options      LTIP      Compen-
Position         Year    Salary($)   Bonus($)   sation($)    Award(s)($)     SARs(#)   Payouts($)  sation($)
--------         ----    ---------   --------   ---------    -----------     -------   ----------  ---------
R Baglole        2006       -0-         -0-        -0-           -0-           -0-        -0-         -0-
President        2005       -0-         -0-        -0-           -0-           -0-        -0-         -0-

D Shaw           2006       -0-         -0-        -0-           -0-           -0-        -0-         -0-
Director         2005       -0-         -0-        -0-           -0-           -0-        -0-         -0-

There are no current employment agreements between the company and its executive officers.

In February 2006, a total of 5,000,000 shares of common stock were issued to Reese Baglole and David Shaw in exchange for cash in the amount of $5,000 U.S., or $.001 per share.

The terms of these stock issuances were as fair to the company, in the opinion of the board of directors, as could have been made with an unaffiliated third party.

Reese Baglole and Dave Shaw currently devote approximately 5-7 hours per week to manage the affairs of the company. They have agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

                              FINANCIAL STATEMENTS

The financial statements of Madrona Ventures Inc. for the years ended July 31, 2006 and 2005, and related notes, included in this prospectus have been audited by Dale Matheson Carr-Hilton LaBonte LLP, "DMCL" Chartered Accountants, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

The financial statements of Madrona Ventures Inc. for the period ended October 31, 2006, and related notes, prepared by the company and included in this prospectus have been reviewed by Dale Matheson Carr-Hilton LaBonte LLP, "DMCL" Chartered Accountants.

      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON FINANCIAL DISCLOSURE

None.

   [LETTERHEAD OF DALE MATHESON CARR-HILTON LABONTE LLP CHARTERED ACCOUNTANTS]



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------------------------------

To the Stockholders and Board of Directors of Madrona Ventures Inc.:

We have audited the balance sheets of Madrona Ventures Inc. (an exploration stage company) as at July 31, 2006 and 2005 and the statements of operations, stockholders' equity and cash flows for the year ended July 31, 2006, the period from June 21, 2005 (Inception) to July 31, 2005 and the period from June 21, 2005 (Inception) to July 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at July 30, 2006 and 2005 and the results of its operations and cash flows and changes in stockholders' equity for the year ended July 31, 2006, the period from June 21, 2005 (Inception) to July 31, 2005 and the period from June 21, 2005 (Inception) to July 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, to date the Company has not generated revenues since inception, has incurred losses in developing its business, and further losses are anticipated. The Company requires additional funds to meet its obligations and finance its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                       /s/ DALE MATHESON CARR-HILTON LABONTE LLP
                                       -----------------------------------------
                                           DALE MATHESON CARR-HILTON LABONTE LLP
                                                           CHARTERED ACCOUNTANTS

Vancouver, Canada
October 11, 2006

MADRONA VENTURES INC.
(An Exploration Stage Company)
BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                        October 31,     July 31,      July 31,
                                                                           2006           2006          2005
                                                                         --------       --------      --------
                                                                        (Unaudited)     (Audited)     (Audited)
ASSETS

Current assets
  Cash                                                                   $ 22,459       $ 30,822      $     --
                                                                         ========       ========      ========
LIABILITIES

Current liabilities
  Accounts payable and accrued liabilities                               $  7,447       $  7,447      $     --
                                                                         --------       --------      --------
STOCKHOLDERS' EQUITY

Common stock (Note 4)
  Authorized:
   75,000,000 common shares with a par value of $0.001
  Issued and outstanding:
   6,525,000 common shares (July 31, 2006-6,525,000: July 31, 2005-Nil)     6,525          6,525            --
Additional paid in capital                                                 48,975         48,975            --
Deficit accumulated during the exploration stage                          (40,488)       (32,125)           --
                                                                         --------       --------      --------

                                                                           15,012         23,375
                                                                         --------       --------      --------

                                                                         $ 22,459       $ 30,822      $     --
                                                                         ========       ========      ========

Nature and continuance of operations (Note 1)

                           - See Accompanying Notes -

MADRONA VENTURES INC.
(An Exploration Stage Company)
Statements of Operations
--------------------------------------------------------------------------------

                                                                       Period from      Period from     Cumulative from
                                       Three Months                   June 21, 2005     June 21, 2005    June 21, 2005
                                          ended        Year ended    (Inception) to    (Inception) to   (Inception) to
                                       October 31,      July 31,        July 31,         July 31,         October 31,
                                          2006            2006            2005             2006              2006
                                       -----------     -----------     -----------      -----------       -----------
                                       (Unaudited)      (Audited)       (Audited)        (Audited)        (Unaudited)
EXPENSES
  General and administrative           $       795     $       678     $        --      $       678       $     1,473
  Mineral Interest (Note 3)                  7,568          31,447              --           31,447            39,015
                                       -----------     -----------     -----------      -----------       -----------

NET LOSS                               $     8,363     $    32,125     $        --      $    32,125       $    40,488
                                       ===========     ===========     ===========      ===========       ===========

BASIC AND DILUTED NET LOSS PER SHARE   $     (0.00)    $     (0.02)    $        --
                                       ===========     ===========     ===========

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING                              6,525,000       2,003,219              --
                                       ===========     ===========     ===========

                           - See Accompanying Notes -

MADRONA VENTURES INC.
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
For the period June 21, 2005 (Inception) to October 31, 2006
--------------------------------------------------------------------------------

                                                                                         Deficit
                                                                                       Accumulated
                                                                         Additional     During the
                                                Common Shares             Paid-in      Exploration
                                            Number        Par Value       Capital         Stage           Total
                                                     - $ -                 - $ -          - $ -           - $ -
                                           ---------      ---------      ---------      ---------       ---------
Balance June 21, 2005                             --             --             --             --              --
                                           ---------      ---------      ---------      ---------       ---------
Balance July 31, 2005                             --             --             --             --              --

Common shares issued for cash:
  - March 2006 at $0.001 per share         5,000,000          5,000             --             --           5,000
  - March 2006 at $0.01 per share          1,300,000          1,300         11,700             --          13,000
  - April 2006 at $0.10 per share             75,000             75          7,425             --           7,500
  - May 2006 at $0.20 per share              150,000            150         29,850             --          30,000

Net loss                                          --             --             --        (32,125)        (32,125)
                                           ---------      ---------      ---------      ---------       ---------

Balance, July 31, 2006 (Audited)           6,525,000          6,525         48,975        (32,125)         23,375

Net loss                                          --             --             --         (8,363)         (8,363)
                                           ---------      ---------      ---------      ---------       ---------

Balance, October 31, 2006 (Unaudited)      6,525,000          6,525         48,975        (40,488)         15,012
                                           =========      =========      =========      =========       =========

                           - See Accompanying Notes -

MADRONA VENTURES INC.
(An Exploration Stage Company)
Statements of Cash Flows
--------------------------------------------------------------------------------

                                                                            Period from      Period from     Cumulative from
                                              Three Months                 June 21, 2005     June 21, 2005    June 21, 2005
                                                 ended       Year ended   (Inception) to    (Inception) to   (Inception) to
                                              October 31,     July 31,       July 31,         July 31,         October 31,
                                                 2006           2006           2005             2006              2006
                                               --------       --------       ---------        --------          --------
                                              (Unaudited)     (Audited)      (Audited)        (Audited)        (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                     $ (8,363)      $(32,125)      $      --        $(32,125)         $(40,488)
  Changes in non cash working capital items:
    Accounts payable and accrued liabilities      7,447          7,447              --           7,447             7,447
                                               --------       --------       ---------        --------          --------

Net cash used in operations                      (8,363)       (24,678)             --         (24,678)          (33,041)
                                               --------       --------       ---------        --------          --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Shares issued for cash                             --         55,000              --          55,500            55,500
                                               --------       --------       ---------        --------          --------

Net cash provided by financing activities            --         55,000              --          55,500            55,500
                                               --------       --------       ---------        --------          --------

NET INCREASE IN CASH                              (8363)        30,822              --          30,822            22,459

CASH, BEGINNING                                  30,822             --              --              --                --
                                               --------       --------       ---------        --------          --------

CASH, ENDING                                   $ 22,459       $ 30,822       $      --        $ 30,822          $ 22,459
                                               ========       ========       =========        ========          ========

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for:
  - Interest                                         --             --              --              --                --
                                               ========       ========       =========        ========          ========
  - Income taxes                                     --             --              --              --                --
                                               ========       ========       =========        ========          ========

                           - See Accompanying Notes -

MADRONA VENTURES INC.
(An Exploration Stage Company)
Notes To The Financial Statements
October 31, 2006
--------------------------------------------------------------------------------

1. NATURE OF OPERATIONS

   The Company was incorporated in the State of Nevada on June 21, 2005 and is in the exploration stage. The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds from the sale thereof.

   These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses of $32,125 since inception and further losses are anticipated in the development of its business raising doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   BASIS OF PRESENTATION

   The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

   EXPLORATION STAGE COMPANY

   The Company complies with Financial Accounting Standards Board Statement ("FASB") No. 7 "Accounting and Reporting by Development Stage Enterprises" in its characterization of the Company as an exploration stage enterprise.

   MINERAL INTERESTS

   The Company has been in the exploration stage of its resource business since its formation on June 21, 2005 and has not realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mineral properties. Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. The recoverability of capitalized costs of mineral properties are presumed to be insupportable under FASB Statement No. 144 prior to determining the existence of a commercially mineable deposit, as contemplated by Industry Guide 7 for mining companies in the exploration stage. Further, the Company has considered the guidance under EITF 04-2 and has determined that capitalization of mineral property acquisition costs is inappropriate at the current stage of the Company's mineral property exploration activities. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property will be capitalized. Such costs will be amortized using the unit-of-production method over the estimated life of proven reserves. As of the date of these financial statements, the Company has incurred only exploration costs which have been charged to operations. To date the Company has not established any proven or probable reserves on its mineral properties.

   The Company has adopted the provisions of Statement of Financial Accounting Standards ("SFAS') No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-term tangible assets arising from the acquisition, construction or development and for normal operations of such assets. As of October 31, 2006, any potential costs related to the retirement of the Company's mineral property interests have not been determined.

MADRONA VENTURES INC.
(An Exploration Stage Company)
Notes To The Financial Statements
October 31, 2006
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   USE OF ESTIMATES AND ASSUMPTIONS

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

   FOREIGN CURRENCY TRANSLATION

   The financial statements are presented in United States dollars. In accordance with No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non monetary assets are translated at the exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in the results of operations.

   FAIR VALUE OF FINANCIAL INSTRUMENTS

   The carrying value of cash and accounts payable and accrued liabilities approximates its fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

   ENVIRONMENTAL COSTS

   Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

   INCOME TAXES

   The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

   BASIC AND DILUTED LOSS PER SHARE

   The Company computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants using the treasury method. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

MADRONA VENTURES INC.
(An Exploration Stage Company)
Notes To The Financial Statements
October 31, 2006
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   STOCK-BASED COMPENSATION

   In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment", which replaced SFAS No. 123, "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees". In January 2005, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment", which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company has adopted the prospective method of SFAS No. 123R on August 1, 2005, the beginning of fiscal year 2006. 2006. As the Company had no outstanding stock options at August 1, 2005 no compensation expense was recorded.

   RECENT ACCOUNTING PRONOUNCEMENTS

   In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

   In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

MADRONA VENTURES INC.
(An Exploration Stage Company)
Notes To The Financial Statements
October 31, 2006
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

   In September 2006, the FASB issued SFAS No. 157, "FAIR VALUE MEASURES" ("SFAS No. 157"). This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be its fiscal year beginning August 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

   In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The Company does not expect that the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

   In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. This standard is not expected to have a significant effect on the Company's future reported financial position or result of operations.

3. MINERAL INTERESTS

   TELLURIC GOLD CLAIM, BRITISH COLUMBIA, CANADA

   By a Bill of Sale dated May 1, 2006, the Company acquired a 100% undivided right, title and interest in and to the Telluric Gold Claim located in the province of British Columbia, Canada from an unrelated party. Consideration for the acquisition was $20,000. Cumulative property costs of $39,015 (July 31 2006-$31,447) were charged to operations.

4. CAPITAL STOCK

   The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

   During the year ended July 31, 2006, the Company issued 6,525,000 shares of common stock for total cash proceeds of $55,500.

   At July 31, 2006, there were no outstanding stock options or warrants.

5. INCOME TAXES

   As of July 31, 2006, the Company had net operating loss carry forwards of approximately $32,000 that may be available to reduce future years' taxable income through 2026. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Madrona Ventures Inc.'s By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Oliver Creek Resources, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

In February 2006, a total of 5,000,000 shares of common stock were issued in exchange for $5,000 US, or $.001 per share. These securities were issued to the officers and directors of the company.

Between March, 2006 and May, 2006 we offered and sold 1,525,000 common stock shares to 34 non-affiliated private investors for proceeds of $50,500. In March 2006 we offered and sold 1,300,000 common stock shares at $0.01 per share to 16 non-affiliated private investors for proceeds of $13,000. In April 2006 we offered and sold 75,000 common stock shares at $0.10 per share to 15 non-affiliated private investors for proceeds of $7,500. In May 2006 we offered and sold 150,000 common stock shares at $0.20 per share to 3 non-affiliated private investors for proceeds of $30,000.

The company relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in the company, including the business, management, offering details, risk factors, financial statements and use of funds. The investors were either business acquaintances, family members, or friends of, or personally known to, our officer and director. It is the belief of management that each of the individuals who invested have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Exchange Act of 1933, as amended. Each investor completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

Under the Securities Act of 1933, all sales of an issuers' securities or by a shareholder, must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act. Rule 144 under the 1933 Act sets forth conditions which, if satisfied, permit persons holding control securities (affiliated shareholders, i.e., officers, directors or holders of at least ten percent of the outstanding shares) or restricted securities (non-affiliated shareholders) to sell such securities publicly without registration. Rule 144 sets forth a holding period for restricted securities to establish that the holder did not purchase such securities with a view to distribute. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resales by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

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
                                    EXHIBITS

Exhibit 3.1       Articles of Incorporation
Exhibit 3.2       Bylaws
Exhibit 5.1       Opinion re: Legality
Exhibit 23.1      Consent of counsel (Included in Exhibit 5.1)
Exhibit 23.2      Consent of independent auditor
Exhibit 23.3      Consent of professional geologist
Exhibit 99.1      Professional Geologist's Report

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement ; and

     (iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5. For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

6. For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

7. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting methods used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

     (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Red Deer, Alberta, Canada, on January 5, 2007.

                                      Madrona Ventures Inc.


                                          /s/ Reese Baglole
                                          -------------------------------------
                                      By: Reese Baglole
                                          (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated.


/s/ Reese Baglole                                              January 5, 2007
-------------------------------------                          ---------------
Reese Baglole, President                                             Date
(Principal Executive Officer, Principal Financial Officer,
Principal Accounting Officer)